SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14a

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

Speedemissions, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

The filing fee of $_______ was calculated on the basis of the information that follows:

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4.	Proposed maximum Aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

SPEEDEMISSIONS, INC.

1015 Tyrone Road, Suite 220

Tyrone, Georgia 30290

(770) 306-7667

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held May 19, 2008

To our Shareholders:

The Annual Meeting of Shareholders of Speedemissions, Inc. (“Speedemissions”) will be held at 10:00 a.m., local time, on Monday, May 19, 2008, at the headquarters of Speedemissions located at 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290, for the following purposes:

(1) To elect five (5) directors of Speedemissions to serve until the 2009 annual meeting and until their successors are elected and qualified;

(2) To ratify the appointment of Tauber & Balser, P.C. as independent auditors of Speedemissions for the fiscal year ending December 31, 2008;

(3) To approve and adopt the Speedemissions, Inc. 2008 Stock Grant and Option Plan; and

(4) To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The Board of Directors has set March 31, 2008 as the record date for the annual meeting. You will only be entitled to notice of, and to vote at, the annual meeting if you are a holder of record of shares of Speedemissions’ common stock or Series A Convertible Preferred Stock at the close of business on the record date. The stock transfer books will not be closed.

We may adjourn the annual meeting without notice other than announcement at the meeting or adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

We have provided details concerning those matters to come before the annual meeting in the accompanying proxy statement. Whether you plan to attend the annual meeting or not, please sign, date and return the enclosed proxy card in the envelope provided. Returning your proxy card does not deprive you of your right to attend the annual meeting and to vote your shares in person.

By order of the Board of Directors,

/s/ Richard A. Parlontieri
Richard A. Parlontieri, President

April 18, 2008

Tyrone, Georgia

SPEEDEMISSIONS, INC.

1015 TYRONE ROAD, SUITE 220

TYRONE, GEORGIA 30290

(770) 306-7667

PROXY STATEMENT

Annual Meeting of Shareholders

to be held May 19, 2008

INTRODUCTION

We are mailing this proxy statement and proxy card to the shareholders of Speedemissions, Inc., which we sometimes refer to as “Speedemissions,” on behalf of Speedemissions’ Board of Directors on or about April 18, 2008. Our Board of Directors is soliciting your proxy to vote your shares at the annual meeting of Speedemissions’ shareholders to be held at 10:00 a.m., local time, on Monday, May 19, 2008, at the headquarters of Speedemissions located at 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290, or at any adjournment or postponement thereof.

At the annual meeting, the shareholders will be asked to:

(1) elect five (5) members to the Board of Directors of Speedemissions to serve until the 2009 annual meeting;

(2) ratify the appointment of Tauber & Balser, P.C. as independent auditors of Speedemissions for the fiscal year ending December 31, 2008

(3) approve and adopt the Speedemissions, Inc. 2008 Stock Grant and Option Plan; and

(4) transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The Board of Directors has set March 31, 2008 as the record date for the annual meeting. You are entitled to notice of and to vote at the annual meeting if you own shares as of the close of business on our record date. At the close of business on the record date there were 5,162,108 outstanding shares of our common stock, par value $0.001 per share, and 5,133 outstanding shares of our Series A Convertible Preferred Stock, par value $0.001 per share. If you own shares of our common stock, you are entitled to one (1) vote for each share in person or by proxy on all matters properly to come before the annual meeting for each share of our common stock that you own on the record date. If you own shares of our Series A Convertible Preferred Stock, you are entitled to eight hundred thirty three and one-third (833.33) votes for each share in person or by proxy on all matters properly to come before the annual meeting for each share of our Series A Convertible Preferred Stock that you own on the record date.

Voting Instructions

If you are a record owner of our common stock or Series A Convertible Preferred Stock you may vote your shares on matters properly presented at the annual meeting in one of two ways:

•	by signing and returning the enclosed proxy card in the enclosed envelope; or

•	by attending the meeting and voting in person.

If you hold shares in “street name” (that is, through a bank, broker or other nominee), such shares must be voted in accordance with instructions provided by the nominee. If your shares are held in the name of a nominee and you would like to attend the annual meeting and vote in person, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the annual meeting.

If you properly cast your vote, and your vote is not subsequently revoked, your vote will be voted in accordance with your instructions. If you sign and return the enclosed proxy card but do not give instructions, the shares represented by that proxy will be voted FOR the election of each director nominee nominated by the Board of Directors, FOR the ratification of the appointment of Tauber & Balser, P.C. as independent auditors, and FOR the approval and adoption of the Speedemissions, Inc. 2008 Stock Grant and Option Plan.

You may revoke your proxy prior to the annual meeting by either (i) submitting to Speedemissions a properly executed proxy bearing a later date, (ii) by voting in person at the meeting, or (iii) by giving written notice of revocation to the Secretary of Speedemissions. The mailing address of Speedemissions is 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290.

Quorum and Voting Requirements

Quorum

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at a meeting will constitute a quorum to conduct business at the annual meeting. Proxies received but marked as abstentions and “broker non-votes” (which occur where shares held by brokers or nominees for beneficial owners are not voted on a matter) will be included in the calculation of the number of shares considered to be present at the meeting.

Voting Requirements

The vote required to approve the above proposals is the affirmative vote of the holders of a majority of Speedemissions’ voting securities. Each holder of common stock is entitled to one (1) vote for each share held. Each holder of Series A Convertible Preferred Stock is entitled to eight hundred thirty three and one-third (833.33) votes for each share held, representing a total of 4,277,483 votes.

The record date for purposes of determining the number of outstanding shares of voting securities of Speedemissions, and for determining shareholders entitled to vote, is the close of business on March 31, 2008 (the “Record Date”). As of the Record Date, Speedemissions had outstanding 5,162,108 shares of common stock and 5,133 shares of Series A Convertible Preferred Stock. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is Interwest Transfer Company, 1981 - 4800 South, Suite 100, Salt Lake City, Utah 84117, telephone (801) 272-9294.

Expenses of Solicitation

Speedemissions will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the annual meeting. In addition to the solicitation of proxies by mail, solicitation may also be made by certain of our directors, officers or employees telephonically, electronically or by other means of communication and they will receive no additional compensation for such solicitation. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

Availability of Certain Documents

You may obtain copies of our 2007 Annual Report on Form 10-KSB (including the financial statements) without charge by contacting Richard Parlontieri at 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290, telephone (770) 306-7667. Our Annual Report on Form 10-KSB is not a proxy soliciting material.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors is comprised of at least one and not more than seven directors until changed by a duly adopted amendment to our Articles of Incorporation or by an amendment to the Bylaws, adopted by the vote or written consent of a majority of our shareholders entitled to vote. Directors are elected by the shareholders at each annual meeting to hold office until their respective successors are elected and qualified, and need not be shareholders of Speedemissions or residents of the State of Florida. The majority of the remaining directors, though less than a quorum, or a sole remaining director, may fill any vacancies on the board of directors resulting from the death, resignation or removal of a director. A director elected by the directors to fill a vacancy on the board of directors holds office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

The affirmative vote of the holders of a majority of the shares present or represented by proxy at the 2008 annual meeting is required to elect the nominees for director. Each share of common stock is entitled to one (1) vote and, therefore, has a number of votes equal to the number of authorized directors. Each share of Series A Convertible Preferred Stock is entitled to eight hundred thirty three and one-third (833.33) votes for each share. Broker non-votes and abstentions will be included in the number of shares present at the 2008 annual meeting and will have the same effect as a negative vote.

Although the Board of Directors of Speedemissions expects that each of the following nominees will be available to serve as a director, in the event that any of them should become unavailable prior to the shareholders meeting, a replacement will be appointed by a majority of the then-existing Board of Directors. The Board of Directors has no reason to believe that any of its nominees, if elected, will be unavailable to serve. All nominees are expected to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

Nominees For Election As Director

Richard A. Parlontieri (Age 62) has served on our Board of Directors and as our President since June 2003. He served as the President and CEO of our wholly owned subsidiary since January 2001. From 1997 to December 2000, he was the chief executive officer of ebank.com, Inc. (“ebank”), a publicly held bank holding company headquartered in Atlanta. ebank, which began as a traditional bank designed to deliver banking services in a non-traditional way, was an internet bank that provided banking services focusing on small business owners. Prior to starting ebank, Mr. Parlontieri was president and chief executive officer of Habersham Resource Management, Inc., a consulting firm with over 16 years experience in the financial services, mortgage banking, real estate, home health care and capital goods industries. While at Habersham, Mr. Parlontieri co-founded and organized banks (including Fayette County Bank which was sold to Regions Financial Corporation) and completed strategic acquisitions or divestitures for banks, mortgage companies and real estate projects.

Mr. Parlontieri currently serves on the Industry Advisory Board for Georgia’s Vehicle Emission Inspection and Maintenance Program. He is also a member of the Georgia Emissions Testing Association (GETA).

Bradley A. Thompson (Age 43) was appointed to our Board of Directors in August 2003. Mr. Thompson is currently the executive vice president of Portfolio Management for PMFM, Inc. From 1999 to September 2006, Mr. Thompson served as the chief investment officer and chief financial analyst for Global Capital Advisors, LLC, an affiliate of GCA Strategic Investment Fund, Limited, where he served as a Board member until September of 2006. Mr. Thompson also served as the chief operating officer and secretary for Global Capital Management Services, Inc., the corporate general partner and managing partner of Global Capital Funding Group, LP, a licensed SBIC. Prior to joining GCA in 1998, Mr. Thompson was self-employed, managing his own small business enterprises. Mr. Thompson was the president and sole owner of Time Plus, an automated payroll accounting services firm for small to mid sized companies. Mr. Thompson was also 50% owner and vice president, chief financial officer of AAPG, Inc., a specialty retail sporting goods firm. Mr. Thompson has since sold his interest in AAPG, Inc.

Mr. Thompson has a Bachelor of Business Administration Degree in Finance from the University of Georgia, and also holds the Chartered Financial Analyst designation. He is a member of the CFA Institute and the Bermuda Society of Financial Analysts. Mr. Thompson served as a Board member on Axtive, Inc. from May 2003 to June 2005.

Ernest A. Childs, Ph. D (Age 61) was appointed to our Board of Directors in June 2005. Mr. Childs is currently the chief executive officer of ArcheaSolutions, Inc., a position he has held since April 2000. ArcheaSolutions is a privately held environmental company that specializes in solutions for wastewater processing problems. Prior to joining ArcheaSolutions, Dr. Childs was the chief executive officer of Benesys, Inc. and Equity Development, Inc. Benesys is a benefit consulting company for companies in the health care industry and Equity Development is a consulting company that specializes in assisting people injured in major work and traffic accidents. Dr. Childs received his Bachelor of Science from the University of Tennessee in 1968, his Masters of Science from the University of Tennessee in 1969, and his Doctorate from the University of Georgia in 1971.

John Bradley (Age 49) was appointed to our Board of Directors in June 2006. Mr. Bradley is currently vice president of sales at Environmental Systems Products, where he has been employed since 1998. He is also a member and active participant in a number of industry trade associations and various states. Mr. Bradley currently serves as a director for Auto Repair Coalition, which represents certain large auto repair entities and is based in Sacramento, California. He received a degree in automotive technology from the State University of New York.

Michael E. Guirlinger (Age 60) was appointed to our Board of Directors in August 2006. Mr. Guirlinger is currently the chief executive officer and chief operating officer for Language Access Network, which was publicly held until its acquisition by Emergent Medical Associates in March 2008. Prior to joining Language Access Network in June 2006, Mr. Guirlinger served as Managing Director from March 2001 to May 2006 for Profit Technologies Corporation, a privately held company in Davidson, North Carolina, which offered consulting services to the financial/corporation market. He has extensive experience, as both manager and a director, in a variety of professional practices, both public and private, with a particular emphasis in the financial services industry. Mr. Guirlinger received his Bachelor of Arts from Aquinas College in 1970 and his Masters in Business Administration from Ohio State University in 1986.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES NOMINATED FOR ELECTION AS DIRECTORS BY THE BOARD OF DIRECTORS.

Board Meetings and Committees

During the fiscal year ended December 31, 2007, the Board of Directors held six meetings. Each of our directors attended at least 67% all of the meetings of the Board of Directors and the committees of the board on which he served during 2007. We currently have two standing committees of the Board of Directors: the Compensation Committee and the Audit Committee, which are described below. We do not presently have a standing Nominating Committee.

Nominating Committee

During the fiscal year ended December 31, 2007, Speedemissions did not have a standing nominating committee. The NASDAQ rules do not require us to have a nominating committee since we are a “controlled company” in that more than 50% of our voting common stock was held by GCA Strategic Investment Fund Ltd. The Board believes that there is no material benefit to having a separate nominating committee at this time in view of the size of our company, and the fact that we are controlled by one large shareholder. Nominees for election as a director are determined by the entire Board. The Board makes all decisions regarding nominees for directors based upon the best interest of the company and its shareholders.

Compensation Committee

Our Compensation Committee consists of three directors. In 2007, Dr. Ernest Childs served as chairman of the Compensation Committee and Messrs. Parlontieri and Guirlinger also served on the Compensation Committee. The primary purposes of the Compensation Committee are to assist the Board of Directors in its responsibilities relating to compensation and to determine the compensation arrangements for certain executive officers. The Compensation Committee is also charged with approving incentive compensation plans for executive management. Mr. Parlontieri, our President and Chief Executive Officer, makes recommendations to the Compensation Committee regarding the structure of compensation packages and discusses such recommendations with the committee. Mr. Parlontieri recuses himself from decisions regarding his own compensation. The Compensation Committee met two times in 2007. The Compensation Committee does not have a written charter.

Audit Committee

In 2007, we had two members on the Audit Committee: Bradley A. Thompson, who served as chairman and John Bradley. The primary purposes of our Audit Committee are to represent and assist the Board of Directors in its responsibilities relating to the accounting, reporting and financial practices of Speedemissions and its subsidiaries, including the integrity of our financial statements and the outside auditor’s qualifications and independence. The Audit Committee also prepared the report, included elsewhere in this proxy statement, required by the rules of the SEC to be included in our annual proxy statements. The Audit Committee met four times during 2007. The Audit Committee does not have a written charter.

Our Board of Directors has determined that Bradley Thompson, based upon his education and extensive experience in accounting, is an “audit committee financial expert” within the meaning of the rules of the SEC. No member of the Audit Committee is presently serving on the audit committee of another company.

Director Independence

The Company has determined that Bradley A. Thompson, Michael E. Guirlinger, Dr. Ernest Childs and John Bradley are independent directors. Because of his employment with Speedemissions, we have determined that Richard A. Parlontieri is not an independent director. The Company evaluated director independence under NASDAQ Rule 4200(a)(15).

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The affirmative vote of the holders of a majority of the shares present or represented by proxy at the 2008 annual meeting is required to ratify the appointment of Tauber & Balser, P.C. as Speedemissions’ independent auditors for the fiscal year ending December 31, 2008. Each share of common stock is entitled to one (1) vote and, therefore, has a number of votes equal to the number of authorized directors. Each share of Series A Convertible Preferred Stock is entitled to eight hundred thirty three and one-third (833.33) votes for each share. Broker non-votes and abstentions will be included in the number of shares present at the 2008 annual meeting and will have the same effect as a negative vote.

The Board of Directors has appointed Tauber & Balser, P.C. to audit the consolidated financial statements of Speedemissions for the fiscal year ending December 31, 2008, and seeks ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its appointment.

Tauber & Balser, P.C. was engaged as independent public accountants of Speedemissions for 2006 and 2007. Representatives from Tauber & Balser, P.C. will be present at the annual meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. The Audit Committee is responsible for selecting our independent public accountants for 2009, and has not yet made its selection.

Principal Accountant Fees and Services

The table below sets forth the aggregate fees billed to Speedemissions for audit, audit-related, tax and other services provided by Tauber & Balser, P.C. to Speedemissions during 2007 and 2006.

	2007	2006
Audit fees (1)	$148,150	$142,591
Audit-related fees	—	—
Tax fees (2)	8,000	29,409
All other fees	—	—

Total	$156,150	$172,000

(1)	Fees for audit services billed by Tauber & Balser, P.C. in 2007 and 2006 consisted of:

•	Audit of Speedemissions’ annual financial statements and Sarbanes-Oxley Act compliance related services;

•	Reviews of Speedemissions’ quarterly financial statements; and

•	Consents and other services related to Securities and Exchange Commission matters.

(2)	Fees for tax services billed by Tauber & Balser, P.C. in 2007 and 2006 consisted of:

•	Federal tax return compliance assistance;

•	State tax return compliance assistance.

All of the fees described above for the fiscal years ended December 31, 2007 and 2006 were either approved in advance, or subsequently ratified, by the Audit Committee. All fees paid to Tauber & Balser, P.C. in 2007 and 2006 which required the pre-approval of the Audit Committee were approved in accordance with our pre-approval policies and procedures described below.

Pre-Approval Policies and Procedures

Audit and Non-Audit Services Pre-Approval Policy. Under the Sarbanes-Oxley Act of 2002, the audit committee of the board of directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the audit committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence from Speedemissions. To implement these provisions of the Sarbanes-Oxley Act of 2002, the SEC has issued rules specifying the types of services that an independent auditor may not provide to its audit client and governing the audit committee’s administration of the engagement of the independent auditor.

Audit Services. Audit services in the annual audit engagement include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the independent auditor in order for the independent auditor to form an opinion on Speedemissions’ consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control and consultations relating to the annual audit or quarterly review. Audit services also include the engagement for the independent auditor’s report on the effectiveness of internal controls for financial reporting and on management’s assessment of the effectiveness of such internal controls. In addition to the audit services included in the annual audit engagement, the Audit Committee may approve other audit services. Other audit services are those services that only the independent auditor can reasonably provide and include statutory audits or financial audits for our subsidiaries or affiliates and services associated with SEC registration statements, periodic reports and other documents we file with the SEC or other documents issued in connection with a securities offering.

Audit-Related Services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor. The Audit Committee may grant pre-approval to audit-related services if the provision of audit-related services does not impair the independence of the auditor and is consistent with SEC rules on auditor independence. Audit-related services include accounting consultations relating to accounting, financial reporting or disclosure matters not classified as “audit services,” assistance with understanding and implementing new accounting and financial reporting guidance from rule-making authorities, financial audits of employee benefit plans, and assistance with internal control reporting requirements.

Tax Services. Our Audit Committee believes that the independent auditor can provide tax services to Speedemissions such as tax compliance, tax planning and tax advice without impairing the auditor’s independence, and the SEC has stated that the independent auditor may provide such services. The Audit Committee may grant pre-approval to those tax services that the Audit Committee believes would not impair the independence of the auditor and are consistent with SEC rules on auditor independence.

Other Non-Audit Services. Our Audit Committee believes, based on the SEC’s rules prohibiting the independent auditor from providing specific non-audit services, that certain types of non-audit services are permitted. Accordingly, the Audit Committee believes it may grant pre-approval for those permissible non-audit services that it believes are routine and recurring services, would not impair the independence of the auditor, and are consistent with the SEC’s rules on auditor independence. Our Audit Committee may not pre-approve any of SEC’s prohibited non-audit services.

Pre-Approval Procedures.

Annual Audit Engagement. Our Audit Committee approves the appointment of the independent auditor of Speedemissions and pre-approves the services to be provided in connection with the preparation or issuance of the annual audit report or related work. The annual audit services are set forth in an engagement letter prepared by the independent auditor which is submitted to the Audit Committee for approval. The independent auditors report directly to the Audit Committee. Audit services within the scope of the engagement letter are deemed to have been pre-approved by our Audit Committee.

Pre-Approval of Other Audit and Non-Audit Services. Other audit services, audit-related services, tax services, and other non-audit services may be pre-approved by our Audit Committee either on a specific case-by-case basis as services are needed or on a pre-approval basis for services that are expected to be needed. Our management may submit requests for pre-approval of eligible services by the independent auditor from time to time to our Audit Committee. The request for approval must be sufficiently detailed as to the particular services to be provided so that the Audit Committee knows precisely what services it is being asked to pre-approve and so that it can make a well reasoned assessment of the impact of the service on the auditor’s independence. Budgeted amounts or fee levels for services to be provided by the independent auditor must be submitted with the request for pre-approval. Our Audit Committee will be informed of the services rendered by the independent auditor. Management will immediately report to the chairman of the Audit Committee any services that are not in compliance with the pre-approval policy that comes to the attention of any member of management.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF TAUBER & BALSER, P.C. AS INDEPENDENT AUDITORS OF SPEEDEMISSIONS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

PROPOSAL THREE

APPROVAL OF THE SPEEDEMISSIONS, INC. 2008 STOCK GRANT AND OPTION PLAN

The affirmative vote of the holders of a majority of the shares present or represented by proxy at the 2008 annual meeting is required to approve the Speedemissions, Inc. 2008 Stock Grant and Option Plan. Each share of common stock is entitled to one (1) vote and, therefore, has a number of votes equal to the number of authorized directors. Each share of Series A Convertible Preferred Stock is entitled to eight hundred thirty three and one-third (833.33) votes for each share. Broker non-votes and abstentions will be included in the number of shares present at the 2008 annual meeting and will have the same effect as a negative vote.

General

The purpose of this proposal is to seek the consideration and approval of our shareholders regarding the Speedemissions, Inc. 2008 Stock Grant and Option Plan (the “2008 Plan”), attached as Exhibit A to this proxy statement, to be effective May 19, 2008. The 2008 Plan offers selected employees, directors, and consultants an opportunity to acquire our common stock, to align the interests of such persons with those of our shareholders, to encourage such persons to remain employed by us and to attract new employees. The 2008 Plan allows for the award of stock and options, up to 5,000,000 shares of our common stock. We have not issued any options or stock awards under the 2008 Plan.

Purpose

The purpose of the 2008 Plan is to promote the interests of our company and its shareholders by using investment interests in our company to attract, retain and motivate its management and other persons, including officers, directors, key employees and certain consultants, to encourage and reward such persons’ contributions to our performance and to align their interests with the interests of the our shareholders. In furtherance of this purpose, the 2008 Plan authorizes the granting of the following types of stock-based awards (each, an “Award”):

•	stock options (including incentive stock options and non-qualified stock options);

•	restricted stock awards;

•	unrestricted stock awards; and

•	performance stock awards.

Each of these types of Awards is described below under “Awards.”

Eligibility

Key employees (including employees who are also directors or officers), directors and certain consultants to Speedemissions are eligible to be granted Awards under the 2008 Plan at the discretion of the Board of Directors. In determining the eligibility of any person, as well as in determining the number of shares to be covered by an Award and the type or types of Awards to be made, the Board of Directors may consider:

•	the position, relationship, responsibilities and importance of the person to the company; and

•	such other factors as the Board of Directors deems relevant.

Selected consultants may participate in the 2008 Plan if:

•	the consultant renders bona fide services to the company;

•

the services rendered by the consultant are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for our securities; and

•	the consultant is a natural person who has contracted directly us to render such services.

Administration

The 2008 Plan currently is administered by the Compensation Committee of the Board of Directors. The Board of Directors has delegated to the Compensation Committee full authority, in its discretion, to:

•	select the persons to whom Awards will be granted (each a “Participant”);

•	grant Awards under the 2008 Plan;

•	determine the number of shares to be covered by each Award;

•	determine the nature, amount, pricing, timing and other terms of the Award;

•	interpret, construe and implement the provisions of the 2008 Plan (including the authority to adopt rules and regulations for carrying out the purposes of the 2008 Plan); and

•	terminate, modify or amend the 2008 Plan.

The 2008 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Shares Subject to the 2008 Plan

A total of 5,000,000 shares of common stock (subject to adjustment as described below) are reserved for issuance under the 2008 Plan. Shares of common stock issued under the 2008 Plan may be authorized but unissued shares, or shares reacquired by us, including shares purchased on the open market. The unexercised, unearned or yet-to-be acquired portions of any Award that expire, terminate or are canceled, and shares of common stock issued pursuant to Awards under the 2008 Plan that are reacquired by us pursuant to the terms under which such shares were issued, will again become available for the grant of further Awards.

Adjustment. In general, the aggregate number of shares as to which Awards may be granted to Participants under the 2008 Plan, the number and kind of shares thereof covered by each outstanding Award, and/or the price per share thereof in each such Award will, upon a determination of the Board of Directors, all be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from an increase, decrease or exchange in the outstanding shares of common stock or additional shares or new or different shares are distributed in respect of such shares of common stock, through merger, consolidation, sale or exchange of all or substantially all of our assets, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares. Fractional interests will not be issued upon any adjustments made by the Board of Directors; however, the committee may, in its discretion, make a cash payment in lieu of any fractional shares of common stock issuable as a result of such adjustments.

Awards

Stock Options. Under the 2008 Plan, the Board of Directors may grant either incentive stock options or nonqualified stock options. Incentive stock options and non-qualified stock options may be granted for such number of shares of common stock as the Board of Directors determines.

The exercise price for each stock option is determined by the Board of Directors. Stock options must have an exercise price of at least 85% (100% in the case of incentive stock options, or at least 110% in the case of incentive stock options granted to certain employees owning more than 10% of the outstanding voting stock) of the fair market value of the common stock on the date the stock option is granted. Under the 2008 Plan, fair market value of the common stock for a particular date is generally the average of the closing bid and asked prices per share for the stock as quoted on the OTC Bulletin Board on such date.

No stock option may be exercised after the expiration of ten years from the date of grant (or five years in the case of incentive stock options granted to certain employees owning more than 10% of the outstanding voting stock). Pursuant to the 2008 Plan, the aggregate fair market value of the common stock, for which one or more incentive stock options granted to any participant may for the first time become exercisable as incentive stock options under the federal tax laws during anyone calendar year shall not exceed $100,000.

A stock option may be exercised in whole or in part according to the terms of the applicable stock option agreement by delivery of written notice of exercise to Speedemissions specifying the number of shares to be purchased. The exercise price for each stock option may be paid by the Participant in cash or by such other means as the Board of Directors may authorize. Fractional shares are not to be issued upon exercise of a stock option.

The Board of Directors may, in its discretion, at any time after the grant of a stock option, accelerate vesting of such option, as a whole or in part, by increasing the number of shares then purchasable. However, the Board of Directors may not increase the total number of shares subject to an option.

Subject to the foregoing and the other provisions of the 2008 Plan, stock options may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as determined by the Board of Directors.

Restricted Stock. Restricted stock may be awarded by the Board of Directors subject to such terms, conditions and restrictions as it deems appropriate. Restrictions may include limitations on voting rights and transferability of the shares, restrictions based on the duration of employment or engagement with us, and corporate or individual performance. Restricted stock may not be sold or encumbered until all restrictions expire or are terminated. In this regard, the Secretary of Speedemissions or such other escrow holder as the Board of Directors may appoint shall retain physical custody of each certificate representing restricted stock until all restrictions imposed under the applicable Award Agreement shall expire or be removed.

The Board of Directors may require the Participant to pay Speedemissions an amount at least equal to the par value of the common stock awarded to the Participant. Subject to any limitations imposed by the applicable Award Agreement, from the date a Participant becomes the holder of record of restricted stock, the Participant has all the rights of a shareholder with respect to such shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares.

The 2008 Plan provides that to the extent the Board of Directors elects to grant an Award of restricted stock, the Award Agreement applicable thereto shall, except in certain specified situations, provide us with the right to repurchase the restricted stock then subject to restrictions immediately upon a termination of employment or engagement for any reason whatsoever at a cash price per share equal to the price paid by the Participant for the restricted stock.

Unrestricted Stock. The Board of Directors may, in its discretion, grant an Award of unrestricted stock to any eligible Participant, pursuant to which such Participant may receive shares of common stock free of any vesting restrictions under the 2008 Plan. The Board of Directors may also sell shares of unrestricted stock to eligible Participants at a purchase price determined in its discretion. Unrestricted stock may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

Performance Stock Awards. The Board of Directors may make performance stock awards under the 2008 Plan based upon terms it deems appropriate. The Board of Directors may make performance stock awards independent of or in connection with the granting of any other Award under the 2008 Plan. The Board of Directors shall determine whether and to whom performance stock awards shall be made, the performance criteria applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded shares. The Board of Directors may utilize any of the following performance criteria when granting performance stock awards:

•	net income;

•	pre-tax income;

•	operating income;

•	cash flow;

•	earnings per share;

•	return on equity;

•	return on invested capital or assets;

•	cost reductions or savings;

•	funds from operations;

•	appreciation in the fair market value of the common stock;

•	earnings before anyone or more of the following: interest, taxes, depreciation or amortization; and

•	such other criteria deemed appropriate by the Board of Directors.

The Participant receiving a performance stock award shall have the rights of a shareholder only as to shares actually received by the Participant and not with respect to shares subject to the Award but not actually received. At any time prior to the Participant’s termination of employment (or other business relationship) by Speedemissions, the Board of Directors may, in its discretion, accelerate, waive or, subject to the other provisions of the 2008 Plan, amend any and all performance criteria specified under any performance stock award.

Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of the grant and exercise of Awards under present law. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences. Recipients of Awards are advised to consult their personal tax advisors with regard to all tax consequences arising with respect to the Awards.

Tax Withholding. If a distribution is made under this 2008 Plan in cash, we will withhold taxes as required by law. If an Award is satisfied in the form of shares of the common stock, then no shares may be issued unless and until arrangements satisfactory to us have been made to satisfy any tax withholding obligations applicable with respect to such Award.

Deductibility of Awards. Company deductions for Awards granted under the 2008 Plan are limited by Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) which generally limits our deduction for non-performance based compensation to $1.0 million per year for our CEO and other four (4) most highly compensated officers. The Company has not paid any compensation to any executive officers that was not deductible by reason of the prohibition of Section 162(m).

Incentive Stock Options. Pursuant to the 2008 Plan, employees may be granted stock options that are intended to qualify as “incentive stock options” under the provisions of Section 422 of the Code. An optionee will not recognize any taxable income for federal income tax purposes upon receipt of an incentive stock option or, generally, at the time of exercise of an incentive stock option. The exercise of an incentive stock option generally will result in an increase in an optionee’s taxable income for alternative minimum tax purposes.

If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent “disqualifying disposition” (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to the optionee), upon disposition of the shares any amount realized in excess of the optionee’s tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. In the event of a disqualifying disposition, the difference between the fair market value of the shares received on the date of exercise and the exercise price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee’s tax basis in the shares) will be treated as compensation received by the optionee in the year of disposition. Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term, depending on the length of time the optionee held the shares. If the exercise price of an incentive stock option is paid in whole or in part with shares of common stock, no income gain or loss generally will be recognized by the optionee with respect to the shares of common stock paid as the exercise price. However, if such shares of common stock were received upon the exercise of an incentive stock option, the use of those shares as payment of the exercise price will be considered a disposition for purposes of determining whether there has been a disqualifying disposition of those shares.

We will not be entitled to a deduction with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a disqualifying disposition. If an amount is treated as compensation received by an optionee because of a disqualifying disposition, we generally will be entitled to a corresponding deduction in the same amount for compensation paid.

Non-Qualified Stock Options. An optionee will not recognize any taxable income for federal income tax purposes upon receipt of a non-qualified stock option. Upon the exercise of a non-qualified stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the exercise price, the stock option will be treated as compensation received by the optionee in the year of exercise. If the exercise price of a non-qualified stock option is paid in whole or in part with shares of common stock, (i) no income, gain or loss will be recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the exercise price, and (ii) no income, gain or loss will be recognized by the optionee with respect to the shares of common stock paid as the exercise price of the option. The fair market value of the remainder of the shares received upon exercise of the non-qualified stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise, will be treated as compensation income received by the optionee on the date of exercise of the stock option. The Company or one of its subsidiaries, generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

        Restricted Stock. A recipient of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the Award, provided the shares are subject to restrictions (that is, they are non-transferable and subject to a substantial risk of forfeiture). However, the recipient may elect under Section 83(b) of the Code to recognize compensation income in the year of the Award in an amount equal to the fair market value of the shares on the date of the Award (less the amount paid by the recipient for such shares), determined without regard to the restrictions. If the recipient does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse (less the amount paid by the recipient for such shares) will be treated as compensation income to the recipient and will be taxable in the year the restrictions lapse. The Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.

Unrestricted Stock. Any shares of common stock received pursuant to an Award of unrestricted stock will be treated as compensation income received by the recipient, generally, in the year in which the recipient receives such shares. In each case, the amount of compensation income will equal the fair market value of the shares of common stock on the date compensation income is recognized (less the amount, if any, paid by the recipient for such shares). The Company or one of its subsidiaries, generally, will be entitled to a corresponding deduction in the same amount for compensation paid.

Performance Stock Awards. A recipient of a performance stock award will not recognize any taxable income for federal income tax purposes upon receipt of the Award. Any shares of common stock received pursuant to the Award will be treated as compensation income received by the recipient, generally, in the year in which the recipient receives such shares of common stock. The amount of compensation income will equal the fair market value of the shares of common stock on the date compensation income is recognized. The Company or one of its subsidiaries, generally, will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the recipient.

Other Tax Matters. The exercise by a recipient of a stock option, the lapse of restrictions on restricted stock, or the deemed earnout of performance stock awards following the occurrence of a change in control, in certain circumstances, may result in:

•

a 20% federal excise tax (in addition to federal income tax) to the recipient on certain payments of common stock or cash resulting from such exercise or deemed earnout of performance stock awards or, in the case of restricted stock, on all or a portion of the fair market value of the shares on the date the restrictions lapse; and

•	the loss of a compensation deduction which would otherwise be allowable to Speedemissions as explained above.

Grants Under the 2008 Plan

As of the date of this Proxy Statement, no employee has been granted options or shares under the 2008 Plan.

Interests of Certain Persons in the 2008 Plan

The approval and adoption of the 2008 Plan is being solicited and recommended by both management and the Board of Directors. Each executive officer and each member of the Board of Directors will be eligible to participate in and such persons could receive benefits under the 2008 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE SPEEDEMISSIONS, INC. 2008 STOCK GRANT AND OPTION PLAN.

BENEFICIAL OWNERSHIP OF OUR STOCK

The following table shows how much common stock in the company is owned by the directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of March 31, 2008. The mailing address for each beneficial owner without a listed address below is in care of Speedemissions, Inc., 1015 Tyrone Road, Suite 220, Tyrone, GA 30290.

Common Stock

Name	Number of Shares Owned		Right To Acquire(1)		Percentage of Beneficial Ownership(2)
GCA Strategic Investment Fund Ltd. (3) c/o Prime Management Ltd Mechanics Bldg 12 Church St. HM11 Hamilton, Bermuda HM 11	3,317,062		3,103,333	(4)	55%

Global Capital Funding Group, L.P. 106 Colony Park Drive, Suite 900 Cumming, GA 30040	62,299		3,574,167	(5)	41%

Global Capital Advisors, LLC (6) 227 King Street Frederiksted, USVI 00840	—		10,000		<1%

Richard A. Parlontieri (7)	256,242	(8)	925,666	(9)	19%

Bradley A. Thompson (7)	850		63,500	(10)	1%

John Bradley (7)			50,000	(11)	1%

Michael E. Guirlinger (7)	2,500		50,000	(11)	1%

Randy M. Dickerson			153,334	(12)	3%

Michael S. Shanahan			153,334	(12)	3%

Ernest A. Childs, PhD (7)			57,500	(13)	1%

All directors and executive officers as a group (7 persons)	259,592		1,453,334		28%

(1)	Includes shares that may be acquired within 60 days of the date of this report by exercising vested stock options and warrants but does not include any unvested stock options or warrants.

(2)	For each individual or entity, this percentage is determined by assuming the named person or entity exercises all options and warrants either has the right to acquire within 60 days, but that no other persons or entities exercise any options or warrants. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons or entities exercise any options or warrants. The calculations are based on 5,162,108 shares of common stock outstanding as of March 31, 2008.

(3)	Global Capital Advisors, LLC (“Global”), the investment advisor to GCA Strategic Investment Fund Limited (“GCA”), has sole investment and voting control over shares held by GCA. Mr. Lewis Lester is the sole voting member of Global.

(4)	Includes 3,103,333 shares of common stock which may be acquired upon conversion of 3,724 shares of Series A Convertible Preferred Stock.

(5)	Includes 1,174,167 shares of common stock which may be acquired upon conversion of 1,409 shares of Series A Convertible Preferred Stock. Includes 800,000 shares of common stock which may be acquired upon the exercise of warrants at $0.90 per share, 800,000 shares of common stock which may be acquired upon the exercise of warrants at $0.60 per share and 800,000 shares of common stock which may be acquired upon the exercise of warrants at $0.30 per share.

(6)	Global is not a 5% owner, but is the investment advisor to GCA and has sole investment and voting control over shares held by GCA, which is a 5% owner of Speedemissions.

(7)	Indicates a Director of Speedemissions.

(8)	Includes 103,742 shares of common stock owned of record by Calabria Advisors, LLC, an entity controlled by Mr. Parlontieri.

(9)	Includes 150,000 shares of common stock which may be acquired upon the exercise of options at $1.00 per share; 44,000 shares of common stock which may be acquired upon the exercise of options at $2.50 per share; 716,666 shares of common stock which may be acquired upon the exercise of options at $0.58, which are part of a grant of 1,075,000 shares with 358,334 shares vesting on 10/1/08. Includes 15,000 shares which may be acquired upon the exercise of warrants at $2.50 per share.

(10)	Includes 5,000 shares of common stock which may be acquired upon the exercise of options at $1.00 per share. Includes 8,500 shares of common stock which may be acquired upon the exercise of options at $2.50 per share. Includes 50,000 shares of common stock which may be acquired upon the exercise of options at $0.58, which are part of a grant of 75,000 options, 25,000 options vesting on October 1, 2008.

(11)	Includes 50,000 shares of common stock which may be acquired upon the exercise of options at $0.58, which are part of a grant of 75,000 options with 25,000 options vesting on October 1, 2008.

(12)	Includes 133,334 shares of common stock which may be acquired upon the exercise of options at $0.58, which are part of a grant of 200,000 options, 66,666 options vesting on October 1, 2008. Includes 20,000 shares of common stock which may be acquired upon the exercise of options at $1.00.

(13)	Includes 5,000 shares of common stock which may be acquired upon the exercise of options at $1.00 per share. Includes 2,500 shares of common stock which may be acquired upon the exercise of options at $2.00 per share. Includes 50,000 shares of common stock which may be acquired upon the exercise of options at $0.58, which are part of a grant of 75,000 options, 25,000 options vesting on October 1, 2008.

Preferred Stock
Title of Class	Name	Number of Shares Owned	Percentage of Ownership of Class

Series A Convertible Preferred Stock	GCA Strategic Investment Fund Ltd c/o Prime Management Ltd Mechanics Bldg 12 Church St. HM11 Hamilton, Bermuda HM 11	3,724	72.5%

Series A Convertible Preferred Stock	Global Capital Funding Group, LP 106 Colony Park Drive, Suite 900 Cumming, GA 30040	1,409	27.5%

Series B Convertible Preferred Stock	Barron Partners LP (1) c/o Barron Capital Advisors, LLC Managing Partner Attn: Andrew Barron Worden 730 Fifth Avenue, 25th Floor New York, NY 10019	2,481,481	100%

(1)	Barron owned 134,500 shares of common stock on March 31, 2008. Barron may acquire 18,760,000 shares of common stock upon conversion of 2,481,481 shares of Series B Convertible Preferred Stock. However, Barron is restricted from converting any portion of the Series B Convertible Preferred Stock which would cause Barron to beneficially own in excess of 4.9% of the number of shares of common stock outstanding immediately after giving effect to such conversion. In addition, Barron may acquire 12,587,431 shares of common stock upon the exercise of warrants as follows: 4,195,810 shares at $0.90 per share, 4,195,810 shares at $0.60 per share and 4,195,811 shares at $0.30 per share. However, Barron is restricted from exercising any portion of the common stock warrants which would cause Barron to beneficially own in excess of 4.9% of the outstanding shares of common stock. The 4.9% restriction on $8,587,431 warrants may be waived if both Barron and holders of a majority of the outstanding shares of common stock who are not affiliates agreed to amend or waive such restriction. The 4.9% restriction on $4,000,000 warrants may be revoked by Baron upon sixty-one (61) days prior notice from Barron to Speedemissions. If both of the 4.9% restrictions are waived or amended, Barron could control approximately 86% of outstanding shares of common stock based on the number of outstanding shares as of March 31, 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or CD&A, discusses our compensation program for our President and Chief Executive Officer, or CEO, our Chief Financial Officer, or CFO and our Chief Operations Officer, or COO, which we collectively refer to as our “named executive officers.” There were no other highly compensated officers. Our named executive officers are:

•	Richard A. Parlontieri, President and CEO (62) (Mr. Parlontieri’s biographical information is included elsewhere in this proxy statement in “Proposal 1 - Nominees for Election as Director.”)

•

Michael S. Shanahan, CFO (39): Michael S. Shanahan joined Speedemissions in September 2005 and was engaged as our CFO in April 2006. Prior to his employment with Speedemissions, Mr. Shanahan was employed by StayOnline, Inc., a Wi-Fi ISP sold to LodgeNet Entertainment Corporation, as Vice President of Finance from November 2002 to October 2005. Mr. Shanahan’s financial experience also includes a position as Manager of Tax and Financial Reporting for Scientific Games International, and positions at KPMG Peat Marwick and Deloitte & Touche. Mr. Shanahan has a BS in Accounting and a Master in Accountancy from the University of Florida.

•

Randy M. Dickerson, COO (51): Randy M. Dickerson joined Speedemissions in July 2005 as our Chief Operations Officer. Prior to his employment with Speedemissions, Mr. Dickerson was employed by DEKRA Emissions Check, Inc. an emissions testing and safety inspection company as President and CEO from August 2002 to August 2004. Mr. Dickerson prior experience includes position as President and CEO of RM Dickerson, Inc and Dickerson’s Automotive Centers, Inc. Mr. Dickerson is President of the Georgia Emissions Testing Association and he is the Chairman of the Department of Natural Resources Industry Advisory Board.

In this CD&A, the terms “we,” “us,” and “our” refer to Speedemissions, Inc. and not to the Compensation Committee. We describe our overall compensation philosophy, objectives and practices. Our philosophy and objectives generally apply to all of our employees and most of our employees are eligible to participate in the three main components of our compensation program: base salary, cash bonus and long-term incentives. The relative value of each of these components of our compensation program varies from year to year and for each individual employee, depending upon our financial and stock price performance and the employee’s role and responsibilities.

Our compensation program is designed:

•	to align executive officer and shareholder financial interests;

•	to enable us to attract, retain and motivate key, highly talented executive officers; and

•

to consider competitive compensation practices and other relevant factors without establishing compensation targets based on benchmark percentiles used by specific companies or a specific peer group of companies.

Compensation objectives

Leadership and motivation of our executive officers are critical to our long-term success. We believe our executive officer compensation program enables us to attract, retain and motivate key high-quality executive officers who are primarily responsible for our long-term success. Our executive officer compensation program also seeks to align these officers’ compensation with our short-and long-term operating and stock market performance.

The market for high quality executive officers is competitive. As with any company, part of attracting and keeping the executive officers we want involves offering total compensation packages that are competitive with those offered by other companies.

Compensation program design

Our compensation program is designed to reward our executive officers when they achieve our targeted annual performance goals; increase shareholder value; and maintain long-term careers with us. Accordingly, we:

•	provide total compensation that is competitive with other public companies that are similar in size

•	link bonuses to corporate and individual performance; and

•	align management interests with shareholder interests by tying executive officer compensation in part to long-term shareholder returns.

In our view, a competitive pay package in our industry includes a salary that guarantees a minimum level of compensation for an executive officer, a meaningful bonus tied to achievement of both corporate and individual objectives, equity incentives that offer significant rewards if the market price of our Common Stock increases in the future, and benefits consistent with what is offered by similar companies. When targeted performance levels are not achieved and/or our stock price decreases, executive officer compensation may be substantially reduced. When targeted performance levels are exceeded and our stock price increases, executive officer compensation may be increased.

We have employment agreements with our CEO and our COO. See “Executive Compensation - Employment Agreements” in this proxy statement for additional details of each employment agreement.

Components of compensation

For 2007, our compensation program for named executive officers included the following three main components:

•	base salary;

•	short-term incentive compensation; and

•	long-term, equity-based incentive compensation consisting of stock options

These three components constitute what we refer to as “total direct compensation” with respect to each named executive officer. We also provide compensation in the form of various other employee benefits and perquisites. Each of these elements helps us achieve the objectives of the program, and we believe that, together, they have been and will continue to be effective in achieving our overall objectives. A short description of each follows:

Base Salary

We provide an annual base salary to each named executive officer based in large part on job responsibility, experience level, individual performance, and the amount and nature of the other compensation paid to the named executive officer.

Short-term incentive compensation

We have established an Executive Incentive Compensation Plan for executive officers that provides for the payment of annual bonuses to motivate and reward achievement or corporate objectives. The Compensation Committee generally determines the structure of the overall short-term incentive program at the beginning of the year. In setting the structure and the amount of the overall bonus target, the Committee considers our strategic goals and plan, its operational and financial budget, and other factors, all of which are designed to improve shareholder value.

We may also award discretionary bonuses outside of the Executive Incentive Compensation Plan, based on extraordinary individual performance. We may or may not award an annual cash bonus, and any amount awarded varies according to the achievement of the corporate and individual performance objectives.

Equity-based incentives

Equity-based incentives represent a direct link between executive officer compensation and shareholder returns. In light of this, we believe that offering equity incentives to our executive officers that become more valuable if the market price of our Common Stock increases provides an appropriate additional incentive to the executive officers to work towards this goal. Our equity awards to named executives and other employees who are eligible take the form of stock options. We have not issued performance-based restricted stock in the past but we are evaluating their issuance as we believe they are being used increasingly by other companies as the primary equity incentives for executives and we need to offer these types of incentives to remain competitive in attracting and retaining executive officers.

Benefits and perquisites

We provide our named executive officers with benefits and perquisites consistent with what other similar companies provide. In 2007, our named executive officers were offered other benefits that were substantially the same as those offered to all our employees. These benefits included a 401(k) plan and medical, dental and vision insurance. We have not matched our employee’s 401(k) contributions. We also provided an enhanced life-insurance policy to our CEO. This benefit is designed to provide additional protection to our CEO’s family in the event of a catastrophic illness or disability as he has personally guaranteed our operating and capital leases. We provide our CEO and CFO with health insurance at no cost to these executive officers. We also pay for miscellaneous membership fees for our CEO. We do not provide a pension plan or other defined benefit retirement plan.

Compensation process

The Board of Directors or the Compensation Committee makes all executive officer compensation decisions. Each year, the Committee reviews and evaluates the compensation paid to our executive officers and determines the base salary, target bonus and the equity related grants for each executive officer, if any. We believe the compensation we pay should be competitive, reasonable and performance-based. We consider several factors when determining appropriate compensation levels for each executive officer, including:

•	individual leadership, expectations, expertise, skills and knowledge;

•	individual performance and contributions to financial goals;

•	labor market conditions; and

•	competitive compensation practices.

Our approach to evaluating these factors is not formulaic, and the Compensation Committee may place more or less weight on a particular factor when determining an executive officer’s compensation. Due to financial restraints, the Committee does not use an outside consultant to provide advice on the executives’ compensation at this time. We do not benchmark against specific companies or a specific peer group of companies.

Treatment of prior compensation

The Compensation Committee considers, in addition to the factors described above, equity awards previously granted to each individual, each individual’s vested and unvested equity awards for the current year, the current value and potential value over time using stock appreciation assumptions for vested and unvested equity awards, the vesting schedule of the individual’s outstanding equity awards, comparison of individual equity awards between executive officers and in relation to other compensation elements, shareholder dilution, and total accounting expense as part of its annual evaluation of executive compensation. The amount of past compensation, including annual bonus awards and amounts realized or realizable from prior equity awards, is generally not a significant factor in the Committee’s evaluation because bonuses are awarded for annual performance and equity awards are granted as part of the target total direct compensation the Committee establishes each year.

Involvement of CEO and management

In determining the total compensation for each executive officer, the Compensation Committee considers the specific recommendations of our CEO and the Committee’s own assessment of the executive officer’s performance, the executive officer’s expectations and other factors it deems relevant. Our CEO’s recommendations to the Committee typically include discussion of the role and responsibilities of the executive officer within Speedemissions, the performance of the executive officer, the expected future contributions of the executive officer, the executive officer’s own expectations, and competitive and market considerations. Although our CEO makes recommendations regarding the executive officers, he does not make a recommendation or participate in the discussions concerning his own compensation, which is solely the responsibility of the Committee.

Other key practices and policies

Tax considerations

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code when determining the compensation of executive officers. Section 162(m) limits the amount that we may deduct for compensation paid to our executive officers to $1,000,000 per person, unless certain exemption requirements are met. We believe that compensation paid under our executive officer incentive plans is generally fully deductible for federal income tax purposes.

Equity granting practices

Our practice has been to grant equity incentives to executive officers and/or non-executive employees on an annual basis. Our executive officers did not receive equity incentive grants in 2007. Historically, annual equity incentives are granted during the Compensation Committee’s regularly scheduled meeting after the annual shareholders meeting. Individual grant amounts and all terms of the award are approved by the Committee at the meeting, and the exercise price per share for each stock option granted is the per share closing market price of our Common Stock on the grant date. The Committee grants these equity incentives for all employees at its discretion, but generally cannot reduce or increase a specific award once made.

We have no program or practice to time equity incentive grants in connection with the release of material non-public information.

Committee discretion

The Compensation Committee may reduce the amount payable under the Executive Incentive Compensation Plan to an executive officer by up to 100%, based on factors that it determines warrant such a reduction, but historically has not exercised this discretion to any significant degree. The Committee also has the discretion to include or exclude any extraordinary items affecting the performance target, including any changes in accounting. Under the plan, the Committee has no discretion to increase any amount payable to an executive officer. The Committee may, however, authorize additional cash compensation outside of the plan. For example, the Committee could award additional one-time compensation for retention purposes or for an executive officer’s extraordinary contributions to our company.

Analysis of 2007 executive officer compensation

General

The 2007 Target Total Direct Compensation table below summarizes the target total direct compensation levels established by the Compensation Committee. Following the table, we discuss each compensation element summarized in the table.

2007 Target Total Direct Compensation

Name	Annual Salary $	Target Bonus (as a % of Annual Salary)	Target Total Cash Compensation (1) ($)	Target Total Direct Compensation (2) ($)
Richard A. Parlontieri, CEO	196,690	0%	196,690	196,690
Michael S. Shanahan, CFO	120,000	0%	120,000	120,000
Randy M. Dickerson, COO	135,000	0%	135,000	135,000

1.	The sum of annual salary plus target bonus.

2.	The sum of annual salary plus target bonus plus the estimated fair value of the 2007 stock option award. We did not award stock options to our executive officers in 2007.

Base Salary

The Compensation Committee reviews each named executive officer’s salary annually and makes adjustments when appropriate to reflect competitive market factors and the individual factors described above under “Compensation process.” The key factors in the Committee’s evaluation of the executive officer’s 2007 salary included anticipated increases in the labor market and individual performance that merited an increased salary. Based on these factors, the Committee approved an aggregate 6.5% increase to the executive officers’ salaries, effective January 1, 2007. Mr. Parlontieri’s salary increased 4.1%. Mr. Shanahan’s salary increased 9.1%. Mr. Dickerson’s salary increased 8.0%.

Short-term incentive compensation

The executive officers’ annual target bonus was determined as a percentage of annual salary. The Compensation Committee did not set an annual target bonus in 2007 as our net income/(loss) was expected to fluctuate based on the scope, expense and timing of its expansion plans. Accordingly, the target bonus in 2007 for each executive was set at $0.

The amount of the actual bonus paid under the plan to each executive officer is based on the extent to which we meet or exceed a performance target set by the Compensation Committee, which consists of a net income goal adjusted for income taxes and discretionary bonus payments. The net income target is set to align with our strategic plan and expectations regarding our performance. We have not paid a bonus under the plan in prior years as our loss has exceeded expectations. The Committee intends to set the threshold and stretch performance target levels so that the relative difficulty of achieving the target level is consistent from year to year.

The Company did not pay a target bonus in 2007, which was in accordance with the target bonus of $0 set by the Compensation Committee. The Compensation Committee awarded a $25,000 discretionary bonus to its CEO and a $5,000 discretionary bonus to its CFO, for 2007 efforts and performance.

Equity-based incentives

The Compensation Committee did not grant equity awards to our executive officers in 2007. Accordingly, the estimated fair value of the 2007 stock option awards was $0.

The Summary Compensation Table shows certain compensation information for services rendered by our executive officers in all capacities for the fiscal years ended December 31, 2007 and 2006. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation (2) ($)	Total ($)
Richard A. Parlontieri, President, Chairman and CEO (3)	2007	196,690	25,000	0	0	0	21,794	243,484
	2006	188,962	0	0	169,830	0	7,700	359,292
Michael S. Shanahan, CFO	2007	120,000	5,000	0	0	0	0	125,000
	2006	110,000	0	0	31,596	0	0	141,596
Randy M. Dickerson, COO	2007	135,000	0	0	0	0	6,000	141,000
	2006	125,000	0	0	31,596	0	6,000	162,596

(1)	The amounts set forth in the “Option Awards” column are the dollar amounts recognized for equity awards for financial statement reporting purposes in accordance with the requirements of Statement of Financial Accounting Standard No. 123R , Share-Based Payment (“SFAS 123R”), except no assumptions for forfeitures related to vesting conditions were included. This includes amounts related to awards granted in and prior to the fiscal year covered. These amounts may not correspond to the actual value eventually realized by each executive officer, which depends on the extent to which performance conditions are ultimately met an the market value of our Common Stock in future periods. Information regarding the assumptions used in the calculation of these amounts are described in “Note 8 Preferred and Common Stock Transactions” of Speedemissions’ consolidated financial statements for the year ended December 31, 2007, included in the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2008.

(2)	The amounts set forth in the “All Other Compensation” column for Mr. Parlontieri consist of the following: board member fees; automobile allowances; miscellaneous club membership fees; and life insurance, none of which individually exceed $10,000. The only form of other compensation Mr. Dickerson received was an automobile allowance.

(3)	Management and directors of Speedemissions receive additional compensation, whether cash, stock or otherwise, in their capacity as directors. Therefore, the amounts set forth in the “All Other Compensation” column disclosed for Mr. Parlontieri, who serves also as a director, reflects compensation received by him in his capacity both as an executive officer and as a director.

Salary. Salaries paid to our executive officers are set forth in the “Salary” column in the 2007 Summary Compensation Table. For fiscal 2007, salaries paid to our executive officers accounted for the following percentages of each executive officer’s total compensation, as reported in the total column of the 2007 Summary Compensation Table: Mr. Parlontieri (81%), Mr. Shanahan (96%), and Mr. Dickerson (96%).

Bonus. Discretionary bonuses earned by our executive officers are set forth in the “Bonus” column of the 2007 Summary Compensation Table. The executive officer’s did not receive cash awards under our Executive Incentive Compensation Plan, as further described under the caption “Non-Equity Incentive Plan Compensation” below. The discretionary bonuses are described in further detail under the caption “Compensation Discussion and Analysis – Short-term incentive compensation” above.

Stock Awards. The Company has not granted stock awards to its executive officers. This is reflected in the “Stock Awards” column of the 2007 Summary Compensation Table.

Option Awards. The Company did not grant stock awards to its executive officers in 2007. The amounts included in the “Option Awards” column of the 2007 Summary Compensation Table include the total dollar amount recognized for financial statement reporting in 2007 and 2006, as applicable, pursuant to FAS 123R disregarding any estimates based on forfeitures relating to service-based vesting conditions. These numbers are not necessarily indicative of the intended cash equivalent value of each grant, which amount is represented in the “2007 Grants of Plan Based Awards Table”. For the assumptions used to determine the compensation expense, see Note 8 to our audited financial statements included within our Annual Report on Form 10-KSB for the year ended December 31, 2007.

Non-Equity Incentive Plan Compensation. The Company did not make a payout in 2007 under its Executive Incentive Compensation Plan. This is reflected in the “Non-Equity Incentive Plan Compensation” column of the 2007 Summary Compensation Table. For fiscal 2007, the combined discretionary bonus and incentive bonus paid under the Executive Incentive Compensation Plan to our executive officers accounted for the following percentages of each executive officer’s total compensation reported in the “Total” column of the 2007 Summary Compensation Table: Mr. Parlontieri (10%), Mr. Shanahan (4%), Mr. Dickerson (0%).

All Other Compensation. All other compensation of our executive officers is set forth in the 2007 Summary Compensation Table for Fiscal 2007 and described in greater detail in footnote 2 of the table. These benefits are discussed under the caption “Compensation Discussion and Analysis – Benefits and perquisites” above.

Additional Information. We have provided additional information regarding the compensation we pay to our executive officers under the caption “Compensation Discussion and Analysis” above.

Employment Agreements

Effective September 15, 2003, we entered into a rolling three-year employment agreement with Richard A. Parlontieri, our President and Chief Executive Officer. This employment agreement was amended on December 19, 2003. Under the terms of the agreement, Mr. Parlontieri received a salary of $180,000 per year, plus an automobile and expense allowance, and is eligible for an annual bonus as set forth in the agreement. The Compensation Committee approved, effective January 2006, a three-year extension and a salary increase to $190,000 pursuant to the salary adjustment term of the employment agreement. In January 2007, the Compensation Committee approved a salary increase to $196,690 pursuant to the salary adjustment term of the employment agreement. The agreement may be terminated by us for cause, in which case Mr. Parlontieri would not be entitled to severance compensation, or without cause, in which case Mr. Parlontieri would be entitled to the balance of his salary due under the agreement, plus other compensation earned through the date of termination. If Mr. Parlontieri’s employment terminates due to a change of control of our company, Mr. Parlontieri is entitled to receive his base salary multiplied by three.

Effective July 21, 2006, we entered into a one year employment agreement with Randy M. Dickerson, our Chief Operations Officer. The employment agreement is extended automatically 30 days prior to the end of each term for an additional one year unless, prior to such automatic extension, either party shall deliver written notice upon the other of its intention to not extend. Under the terms of the employment agreement, Mr. Dickerson received a salary of $125,000, plus an automobile expense allowance of $500 per month and is eligible to receive an annual bonus and/or stock option benefits as approved by the Compensation Committee. In January 2007, the Compensation Committee approved a salary increase to $135,000 per year. The agreement may be terminated by us for cause, in which case Mr. Dickerson would not be entitled to severance compensation, or without cause, in which case Mr. Dickerson would be entitled to 75% of his then – current base salary due under the agreement, plus other compensation earned through the date of termination. If Mr. Dickerson’s employment terminates due to a change of control of our company, Mr. Dickerson is entitled to receive his base salary multiplied by three.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Richard A. Parlontieri	12/19/2003	41,000	—	2.50	12/18/13
President, CEO	03/10/2005	3,000	—	2.50	03/10/15
	12/21/2005	150,000	—	1.00	12/14/15
	010/1/2006	716,666	358,334	0.58	09/30/16
Michael S. Shanahan	12/15/2005	20,000	—	1.00	12/14/15
CFO	010/1/2006	133,334	66,666	0.58	09/30/16
Randy M. Dickerson	12/15/2005	20,000	0	1.00	12/14/15
COO	010/1/2006	133,334	66,666	0.58	09/30/16

(1)	Option Grant Date	Vesting Schedule

	December 19, 2003	25% vested December 19, 2003, and the remaining 75% vested annually in 25% increments over the following 3 years

	March 10, 2005	100% vested on March 10, 2005

	December 15, 2005	33% vested on December 15, 2005, and the remaining 67% vested annually in 33% increments over the following 2 years

	December 21, 2005	33% vested on December 21, 2005, and the remaining 67% vested annually in 33% increments over the following 2 years

	October 1, 2006	33% vested on October 1, 2006, and the remaining 67% vested annually in 33% increments over the following 2 years

There were no options exercised by our executive officers during fiscal 2007. No stock awards vested during fiscal 2007. The Company does not maintain a pension plan or nonqualified deferred compensation plans for its executive officers.

DIRECTOR COMPENSATION

Our director compensation program is structured to enable us to:

•	Attract and retain qualified non-employee directors by providing total compensation that is competitive with other companies our size; and

•	Align director’s interests with shareholders’ interests by including equity as a significant portion of each non-employee director’s compensation package.

In setting director compensation, we consider compensation offered to directors by other companies our size, the amount of time that our directors spend providing services to us, our financial position, and the experience, skill and expertise that our directors have. Directors who are employees of Speedemissions receive the same director compensation for their service as the other directors.

2007 Director Compensation

During 2007, each of our directors received $250 per each Board Meeting attended in person or via teleconference. The Company reimbursed the directors for reasonable out-of-pocket expenses incurred in attending our annual shareholder meeting. Directors are eligible to receive annual equity awards as determined by the Compensation Committee. The Company did not grant any stock awards or stock options to our directors in 2007.

2007 Director Compensation Table

The following table summarizes the compensation earned by each non-employee director in 2007.

Name (1)	Fees Earned or Paid in Cash ($)	Total ($)
Bradley A. Thompson	1,250	1,250
Ernest A. Childs	1,000	1,000
John Bradley	1,000	1,000
Michael E. Guirlinger	1,500	1,500

(1)	Excludes Richard A. Parlontieri, whose compensation as director is included in the Summary Compensation Table.

The 2007 Director Compensation Table does not include reimbursement for reasonable out-of-pocket expenses incurred in connection with meeting attendance. Cash fees paid to the directors are approved by the Compensation Committee and paid within a reasonable time after each meeting.

Changes in 2008 Director Compensation

For 2008, the Compensation Committee approved a monthly board service fee of $500 per director in lieu of the fees paid per meeting in 2007.

Certain Relationships and Related Transactions

The Company did not enter into any material related party transactions during the twelve months ended December 31, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our equity securities with the SEC, which are called Section 16 Reports. Such directors, executive officers and 10% shareholders are also required to furnish us with copies of all Section 16 Reports they file.

We believe that all Section 16(a) filing requirements applicable to our directors, executive officers and 10% shareholders were complied with during fiscal year 2007.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of two directors, John Bradley and Bradley Thompson, who serves as its chairman. Our management is responsible for the preparation, presentation and integrity of Speedemissions’ financial statements, accounting and financial reporting principles in compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of Speedemissions’ financial statements in accordance with generally acceptable auditing standards and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee is directly responsible in its capacity as a committee of the board for the appointment, compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee.

In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and with Tauber & Balser, P.C., our independent auditors. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards (“SAS”) No. 61, Communications with Audit Committees, as currently in effect. SAS No. 61 requires the independent auditors to provide us with additional information regarding the scope and results of their audit of Speedemissions’ financial statements, including information with respect to the following, if applicable:

•	their responsibility under standards of the Public Company Accounting Oversight Board (United States), or PCAOB;

•	critical accounting policies, including a discussion of their quality, not just their acceptability;

•	sensitive accounting estimates;

•	any significant audit adjustments;

•	unrecorded audit differences considered by management to be immaterial;

•	any disagreements with management;

•	consultations with other accountants;

•	any difficulties encountered with management in performing the audit;

•	the adoption of or change in an accounting principle; and

•	methods of accounting for significant unusual transactions and for controversial or emerging areas.

The Audit Committee has received from Tauber & Balser, P.C. a letter providing the disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, with respect to any relationships between Tauber & Balser, P.C. and Speedemissions that in their professional judgment may reasonably be thought to bear on independence. Tauber & Balser, P.C. has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of Speedemissions within the meaning of federal securities laws. In addition to the disclosures and discussions mandated by SAS No. 61 and ISB Standards No. 1, the Audit Committee discussed with Tauber & Balser, P.C. risks of fraud and illegal acts as required by SAS No. 99 and other matters required to be communicated to the Committee by our independent auditor under the requirements of the PCAOB and SEC.

All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee or a member thereof. The Audit Committee approved the non-audit services rendered by our independent auditors during the most recent fiscal year as required by Section 10A(i) of the Exchange Act and Rule 2.01(c)(7) of Regulation S-X and considered whether the approved non-audit services are compatible with maintaining the independence of such auditors. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Therefore, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to the Board of Directors that the audited financial statements of Speedemissions for 2007 be included in its Annual Report on Form 10-KSB for the year ended December 31, 2007, prior to the filing of such report with the SEC.

Audit Committee:

Bradley A. Thompson, Chairman

John Bradley

April 18, 2008

Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Directors.

We have adopted policies on reporting of concerns regarding accounting and other matters and on communicating with our directors. Any person, whether or not an employee, who has a concern about the conduct of Speedemissions or any of our people, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern to the members of the Audit Committee by mail or telephone at the address and number of the headquarters of Speedemissions. In addition, any person may communicate directly with our directors by mail or telephone at the address and number of the headquarters of Speedemissions.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

We have no present knowledge of any other matters to be presented at the annual meeting. If any other matters should properly come before the annual meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS

Shareholder Nominations for Directors

Our Bylaws do not have specific procedures for shareholder nominations of directors. Shareholders who wish to nominate directors at an annual meeting of the shareholders must contact Richard A. Parlontieri, Chairman of the Board of Directors, at 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290, telephone (770) 306-7667, by December 31 in the year preceding the annual meeting. The shareholder must provide Mr. Parlontieri with the name, address and resume, and any other information requested by the Board of Directors, of his or her nominee for director.

Shareholder Proposals for our 2009 Annual Meeting

If you wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2009 annual meeting, you must submit your proposal in proper form (in accordance with the SEC Rule 14a-8), to our secretary on or before December 31, 2008, in order for the proposal to be considered for inclusion in the proxy statement for the 2009 annual meeting of Shareholders. Simply submitting a proposal does not guarantee its inclusion, as the rules of the SEC make clear.

OTHER MATTERS

Important Notice Regarding Delivery of Shareholder Documents

We have sent a notice to certain street name shareholders of common stock or Series A Convertible Preferred Stock who share a single address, indicating that only one copy of this proxy statement is being sent to that address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” reduces our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this proxy statement, he or she may contact Richard A. Parlontieri at 1015 Tyrone Road, Suite 220, Tyrone, Georgia 30290, telephone (770) 306-7667, and we will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact Interwest Transfer Company at (801) 272-9294, if he or she would like to receive separate proxy statements in the future. If you are receiving multiple copies of our proxy statement, you may request householding in the future by contacting Interwest Transfer Company at (801) 272-9294.

Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by Speedemissions under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement titled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), as well as the exhibits to this proxy statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

EXHIBIT A

SPEEDEMISSIONS, INC.

2008 STOCK GRANT AND OPTION PLAN

SECTION 1. PURPOSE

The purpose of the Speedemissions, Inc. 2008 Stock Grant and Option Plan (the “Plan”) is to offer selected employees, directors and consultants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, to encourage such selected persons to remain in the employ of the Company, and to attract new employees with outstanding qualifications. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares and Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options) as well as the direct award or sale of Shares of the Company’s Common Stock. Awards may be granted under this Plan in reliance upon federal and state securities law exemptions.

SECTION 2. DEFINITIONS

(a) “Award” shall mean any award of an Option, Restricted Share or other right under the Plan.

(b) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(c) “Change in Control” shall mean:

(i) The consummation of a merger, consolidation, sale of the Company’s stock, or other reorganization of the Company (other than a reincorporation of the Company), if after giving effect to such merger, consolidation or other reorganization of the Company, the stockholders of the Company immediately prior to such merger, consolidation or other reorganization do not represent a majority interest of the holders of voting securities (on a fully diluted basis) with the ordinary voting power to elect directors of the surviving or resulting entity after such merger, consolidation or other reorganization; or

(ii) The sale of all or substantially all of the assets of the Company to a third party who is not an affiliate of the Company.

(iii) The term Change in Control shall not include: (a) a transaction the sole purpose of which is to change the state of the Company’s incorporation, or (b) the Company’s initial public offering.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean the Compensation Committee of the Board of Directors or any other committee which is authorized by the Board of Directors to administer the Plan under Section 3.

(f) “Common-Law Employee” shall mean an individual paid from W-2 Payroll of the Company or a Subsidiary. If, during any period, the Company (or Subsidiary, as applicable) has not treated an individual as a Common-Law Employee and, for that reason, has not paid such individual in a manner which results in the issuance of a Form W-2 and withheld taxes with respect to him or her, then that individual shall not be an eligible Employee for that period, even if any person, court of law or government agency determines, retroactively, that that individual is or was a Common-Law Employee during all or any portion of that period.

(g) “Company” shall mean Speedemissions, Inc., a Florida corporation.

(h) “Employee” shall mean (i) any individual who is a Common - Law Employee of the Company or of a Subsidiary, (ii) a member of the Board of Directors, including (without limitation) an Outside Director, or an affiliate of a member of the Board of Directors, (iii) a member of the board of directors of a Subsidiary, or (iv) an independent contractor who performs services for the Company or a Subsidiary. Service as a member of the Board of Directors, a member of the board of directors of a Subsidiary or an independent contractor shall be considered employment for all purposes of the Plan except the second sentence of Section 4(a).

(i) “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

(j) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

(k) “Fair Market Value” means the market price of Shares, determined by the Committee as follows:

(i) If the Shares were traded over-the-counter on the date in question but were not traded on the Nasdaq Stock Market or the Nasdaq National Market System, then the Fair Market Value shall be equal to the last trade price or the closing bid price for the stock as quoted on such date;

(ii) If the Shares were traded over-the-counter on the date in question and were traded on the Nasdaq Stock Market or the Nasdaq National Market System, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq Stock Market or the Nasdaq National Market;

(iii) If the Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(l) “Incentive Stock Option” or “ISO” shall mean an employee incentive stock option described in Code section 422(b).

(m) “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(n) “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(o) “Option” shall mean an Incentive Stock Option or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(p) “Optionee” shall mean an individual or estate who holds an Option.

(q) “Outside Director” shall mean a member of the Board who is not a Common - Law Employee of the Company or a Subsidiary.

(r) “Participant” shall mean an individual or estate who holds an Award.

(s) “Plan” shall mean this 2008 Stock Grant and Option Plan of Speedemissions, Inc.

(t) “Plan Year” shall mean any twelve (12) month period (or shorter period during the final year of this Plan) commencing September 18 during the term of this Plan.

(u) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(v) “Restricted Share” shall mean a Share sold or granted to an eligible Employee which is nontransferable and subject to substantial risk of forfeiture until restrictions lapse.

(w) “Service” shall mean service as an Employee.

(x) “Share” shall mean one share of Stock, as adjusted in accordance with Section 9 (if applicable).

(y) “Stock” shall mean the common stock of the Company.

(z) “Stock Award Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Share.

(aa) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

(bb) “Stock Purchase Agreement” shall mean the agreement between the Company and an Offeree who acquires Shares under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

(cc) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(dd) “Total and Permanent Disability” means that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(ee) “W-2 Payroll” means whatever mechanism or procedure that the Company or a Subsidiary utilizes to pay any individual which results in the issuance of Form W-2 to the individual. “W-2 Payroll” does not include any mechanism or procedure which results in the issuance of any form other than a Form W-2 to an individual, including, but not limited to, any Form 1099 which may be issued to an independent contractor, an agency employee or a consultant. Whether a mechanism or procedure qualifies as a “W-2 Payroll” shall be determined in the absolute discretion of the Company (or Subsidiary, as applicable), and the Company or Subsidiary determination shall be conclusive and binding on all persons.

SECTION 3. ADMINISTRATION

(a) Committee Membership. The Plan shall be administered by the Compensation Committee (the “Committee”) appointed by the Company’s Board of Directors and comprised of at least two or more Directors (although Committee functions may be delegated to officers to the extent the awards relate to persons who are not subject to the reporting requirements of Section 16 of the Exchange Act). If no Committee has been appointed, the entire Board shall constitute the Committee.

(b) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairperson. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

(c) Committee Responsibilities. The Committee has and may exercise such power and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine eligible Employees to whom, and the time or times at which, Awards may be granted and the number of Shares subject to each Award. Subject to the express provisions of the respective Award agreements (which need not be identical) and to make all other determinations necessary or advisable for Plan administration, the Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all persons.

(d) Committee Liability. No member of the Board or the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award made under the Plan.

(e) Financial Reports. To the extent required by applicable law, and not less often than annually, the Company shall furnish to Offerees, Optionees and Shareholders who have received Stock under the Plan its financial statements including a balance sheet regarding the Company’s financial condition and results of operations, unless such Offerees, Optionees or Shareholders have duties with the Company that assure them access to equivalent information. Such financial statements need not be audited.

SECTION 4. ELIGIBILITY

(a) General Rule. Only Employees shall be eligible for designation as Participants by the Committee. In addition, only individuals who are employed as Common - Law Employees by the Company or a Subsidiary shall be eligible for the grant of ISOs.

(b) Ten-Percent Shareholders. An Employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for designation as an Offeree or Optionee unless (i) the Exercise Price for an ISO (and a NSO to the extent required by applicable law) is at least one hundred ten percent (110%) of the Fair Market Value of a Share on the date of grant, (ii) if required by applicable law, the Purchase Price of Shares is at least one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, and (iii) in the case of an ISO, such ISO by its terms is not exercisable after the expiration of ten years from the date of grant.

(c) Attribution Rules. For purposes of Subsection (b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for his brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Employee holds an Option shall not be counted.

(d) Outstanding Stock. For purposes of Subsection (b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding Stock” shall not include shares authorized for issuance under outstanding Options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares. Subject to Sections 5(b) and 9 of the Plan, the aggregate number of Shares which may be issued or transferred as common stock pursuant to an Award under the Plan shall not exceed Two Million Five Hundred Thousand (2,500,000) shares of Authorized Common Stock of the Company.

In any event, the number of Shares which are subject to Awards or other rights outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b) Additional Shares. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. If a Restricted Share is forfeited before any dividends have been paid with respect to such Restricted Share, then such Restricted Share shall again become available for award under the Plan.

SECTION 6. TERMS AND CONDITIONS OF AWARDS OR SALES

(a) Stock Purchase Agreement. Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Offeree and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.

(b) Duration of Offers. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree within thirty (30) days after the grant if such right was communicated to the Offeree by the Committee.

(c) Purchase Price. Unless otherwise permitted by applicable law, the Purchase Price of Shares to be offered under the Plan shall not be less than eighty-five percent (85%) of the Fair Market Value of a Share on the date of grant (100% for 10% shareholders), except as otherwise provided in Section 4(b). Subject to the preceding sentence, the Purchase Price shall be determined by the Committee in its sole discretion. The Purchase Price shall be payable in a form described in Subsection (d) below.

(d) Payment for Shares. The entire Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided below:

(e) Promissory Notes. To the extent that a Stock Option Agreement or Stock Purchase Agreement so provides, and as permitted by applicable law, payment may be made all or in part with a full recourse promissory note executed by the Optionee or Offeree. The interest rate and other terms and conditions of such note shall be determined by the Committee. The Committee may require that the Optionee or Offeree pledge his or her Shares to the Company for the purpose of securing the payment of such note. In no event shall the stock certificate(s) representing such Shares be released to the Optionee or Offeree until such note is paid in full.

(f) Cashless Exercise. To the extent that a Stock Option Agreement so provides and a public market for the Shares exists, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(g) Other Forms of Payment. To the extent provided in the Stock Option Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(h) Exercise of Awards on Termination of Service. Each Stock Award Agreement shall set forth the extent to which the recipient shall have the right to exercise the Award following termination of the recipient’s Service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all the Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

SECTION 7. ADDITIONAL TERMS AND CONDITIONS OF RESTRICTED SHARES

(a) Form and Amount of Award. Each Stock Award Agreement shall specify the number of Shares that are subject to the Award. Restricted Shares may be awarded in combination with NSOs and such an Award may provide that the Restricted Shares will be forfeited in the event that the related NSOs are exercised.

(b) Exercisability. Each Stock Award Agreement shall specify the conditions upon which Restricted Shares shall become vested, in full or in installments. To the extent required by applicable law, each Stock Award shall become exercisable no less rapidly than the rate of 20% per year for each of the first five years from the date of grant. Subject to the preceding sentence, the exercisability of any Stock Award shall be determined by the Committee in its sole discretion.

(c) Effect of Change in Control. The Committee may determine at the time of making an Award or thereafter, that such Award shall become fully vested, in whole or in part, in the event that a Change in Control occurs with respect to the Company.

(d) Voting Rights. Holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Stock Award Agreement, however, may require that the holders invested any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Shares shall not reduce the number of Shares available under Section 5.

SECTION 8. TERMS AND CONDITIONS OF OPTIONS

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(b). Except as otherwise provided in Section 4(b), the Exercise Price of a Nonstatutory Option is not subject to any minimum price and the exercise price does not have to be determined based on the Fair Market Value of a Share. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in a form described in Subsection (h) below.

(d) Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. To the extent required by applicable law, an Option shall become exercisable no less rapidly than the rate of 20% per year for each of the first five years from the date of grant. Subject to the preceding sentence, the exercisability of any Option shall be determined by the Committee in its sole discretion.

(e) Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become fully exercisable as to all Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

(f) Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed ten (10) years from the date of grant. Subject to the preceding sentence, the Committee at its sole discretion shall determine when an Option is to expire.

(g) Exercise of Options on Termination of Service. Each Option shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment. Notwithstanding the foregoing, to the extent required by applicable law, each Option shall provide that the Optionee shall have the right to exercise the vested portion of any Option held at termination for at least 60 days following termination of Service with the Company for any reason, and that the Optionee shall have the right to exercise the Option for at least six months if the Optionee’s Service terminates due to death or Disability.

(h) Payment of Option Shares. The entire Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided below:

(i) Promissory Notes. To the extent that a Stock Option Agreement or Stock Purchase Agreement so provides, and to the extent allowable to applicable law, payment may be made all or in part with a full recourse promissory note executed by the Optionee or Offeree. The interest rate and other terms and conditions of such note shall be determined by the Committee. The Committee may require that the Optionee or Offeree pledge his or her Shares to the Company for the purpose of securing the payment of such note. In no event shall the stock certificate(s) representing such Shares be released to the Optionee or Offeree until such note is paid in full.

(ii) Cashless Exercise. To the extent that a Stock Option Agreement so provides and a public market for the Shares exists, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(iii) Other Forms of Payment. To the extent provided in the Stock Option Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(i) Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price or for other consideration.

SECTION 9. ADJUSTMENT OF SHARES

(a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a reclassification or a similar occurrence, the Committee shall make appropriate adjustments, subject to the limitations set forth in Section 9(c), in one or more of (i) the number of Shares available for future Awards under Section 5, (ii) the number of Shares covered by each outstanding Option or Purchase Agreement or (iii) the Exercise Price or Purchase Price under each outstanding Option or Stock Purchase Agreement.

(b) Reorganizations. In the event that the Company is a party to a merger or reorganization, outstanding Options shall be subject to the agreement of merger or reorganization, provided however, that the limitations set forth in Section 9(c) shall apply.

(c) Reservation of Rights. Except as provided in this Section 9, an Optionee or an Offeree shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, Exercise Price or Purchase Agreement of Shares subject to an Option or Stock Purchase Agreement. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 10. WITHHOLDING TAXES

(a) General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Committee for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including any restrictions required by rules of any federal or state regulatory body or other authority.

(c) Cashless Exercise/Pledge. The Committee may provide that if Company Shares are publicly traded at the time of exercise, arrangements may be made to meet the Optionee’s withholding obligation by cashless exercise or pledge.

(d) Other Forms of Payment. The Committee may permit such other means of tax withholding as it deems appropriate.

SECTION 11. ASSIGNMENT OR TRANSFER OF AWARDS

(a) General. An Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law, except as approved by the Committee. Notwithstanding the foregoing, ISOs may not be transferable. Also notwithstanding the foregoing, Offerees and Optionees may not transfer their rights hereunder except by will, beneficiary designation or the laws of descent and distribution.

(b) Trusts. Neither this Section 11 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Shares to (a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant’s death, or (b) the trustee of any other trust to the extent approved by the Committee in writing. A transfer or assignment of Restricted Shares from such trustee to any other person than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Shares held by such trustee shall be subject to all the conditions and restrictions set forth in the Plan and in the applicable Stock Award Agreement, as if such trustee were a party to such Agreement.

SECTION 12. LEGAL REQUIREMENTS

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company’s securities may then be listed.

SECTION 13. NO EMPLOYMENT RIGHTS

No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason.

SECTION 14. DURATION AND AMENDMENTS

(a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company’s shareholders. In the event that the shareholders fail to approve the Plan within twelve (12) months after its adoption by the Board of Directors, any grants already made shall be null and void, and no additional grants shall be made after such date. The Plan shall terminate automatically ten (10) years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any right or Option granted before amendment of the Plan shall not be materially altered, or impaired adversely, by such amendment, except with consent of the person to whom the right or Option was granted. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by applicable laws, regulations or rules including the rules of any applicable exchange.

(c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Shares previously issued or any Option previously granted under the Plan.

REVOCABLE PROXY

SPEEDEMISSIONS, INC.

PROXY SOLICITED ON BEHALF OF YOUR BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 19, 2008

The Shareholder executing this Proxy appoints Richard A. Parlontieri and Michael S. Shanahan, and each of them, each with full power to appoint his or her substitute, attorneys and proxies to represent the Shareholder and to vote and act with respect to all shares of common stock of Speedemissions, Inc. (“Speedemissions”) that the Shareholder would be entitled to vote on all matters which come before the Annual Meeting of Shareholders of Speedemissions referred to above (the “Annual Meeting”) and at any adjournment(s) or postponement(s) of the Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPEEDEMISSIONS, INC. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF SPEEDEMISSIONS COMMON STOCK AND SERIES A CONVERTIBLE PREFERRED STOCK, IF APPLICABLE, REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED HEREIN, FOR THE RATIFICATION OF TAUBER & BALSER, P.C. AS THE INDEPENDENT AUDITORS OF SPEEDEMISSIONS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008 AND FOR THE APPROVAL OF THE SPEEDEMISSIONS, INC. 2008 STOCK GRANT AND OPTION PLAN. THE SHARES OF SPEEDEMISSIONS COMMON STOCK AND SERIES A CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

ADDRESS CHANGE/COMMENTS (Mark the corresponding box on the reverse side.)

(Continued and to be signed on reverse side.)

			MARK HERE FOR ADDRESS CHANGE OR COMMENTS SEE REVERSE SIDE	☐

1. ELECTION OF FIVE (5) DIRECTORS, each to serve until his successor is duly elected and qualified:	FOR ALL NOMINEES LISTED HEREIN (EXCEPT AS MARKED TO THE CONTRARY) ☐		WIHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED HEREIN ☐
01. Richard A. Parlontieri
02. Bradley A. Thompson
03. Ernest A. Childs
04. John Bradley
05. Michael E. Guirlinger

NOTE: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE.

2. RATIFICATION OF TAUBER & BALSER, P.C. AS INDEPENDENT AUDITORS OF SPEEDEMISSIONS FOR FISCAL YEAR ENDING DECEMBER 31, 2008	FOR THE RATIFICATION OF TAUBER & BALSER, P.C. ☐	AGAINST THE RATIFICATION OF TAUBER & BALSER, P.C. ☐	ABSTAIN ☐

3. APPROVAL OF THE SPEEDEMISSIONS, INC. 2008 STOCK GRANT AND OPTION PLAN	FOR THE APPROVAL OF THE 2008 STOCK GRANT AND OPTION PLAN ☐	AGAINST THE APPROVAL OF THE 2008 STOCK GRANT AND OPTION PLAN ☐	ABSTAIN ☐

Dated , 2008

Signature

Signature if held jointly

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.